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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)            May 20, 2005


                            MAVERICK TUBE CORPORATION
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             (Exact name of registrant as specified in its charter)


           Delaware                         1-10651              43-1455766
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(State or other jurisdiction of    (Commission File Number)   (IRS Employer
        incorporation)                                       Identification No.)



16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri            63017
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code         636.733.1600


                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 20, 2005, Maverick Tube International Holdings, Inc., Maverick GP LLC and Maverick Investment LLC (collectively, the "Buyers"), each a subsidiary of Maverick Tube Corporation ("Maverick"), entered into a Stock Purchase Agreement (the "Agreement") with Mortonbay S.A. and Piament Holdings S.A. (collectively, the "Sellers") to acquire (i) substantially all of the equity interests in Tubos del Caribe S.A., a Colombian manufacturer of oil country tubular goods and line pipe; (ii) substantially all of the equity interests in Consorcio Metalurgico Nacional S.A., a Colombian manufacturer of steel electrical conduit and other pipe and tube products used in a variety of industrial applications; and (iii) all of the equity interests in Advance Corp., a Houston, Texas - based distributor of oil country tubular goods and electrical conduit.

The Buyers agreed to pay a purchase price of $186 million, including approximately $30 million of assumed debt, which will be paid through a combination of cash at closing, a $15 million unsecured promissory note and a $10 million escrow. The Buyers intend to finance the acquisition through borrowings under a new $325 million senior secured revolving credit facility to be entered into among Maverick and certain of it subsidiaries and J.P. Morgan Securities Inc. ("JPMorgan") and certain other lenders pursuant to a commitment letter among Maverick and certain affiliates of JPMorgan. The commitment letter, which Maverick and JPMorgan entered into on May 16, 2005, is subject to customary conditions and provides for JPMorgan to structure, arrange and syndicate a $325 million senior secured revolving credit facility, the proceeds of which will be used to finance, among other things, the acquisition.

Upon having received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on May 23, 2005, closing of the transaction is subject only to customary conditions to closing. The Agreement includes certain representations, warranties and covenants, and subject to certain conditions and limitations, the Buyers and the Sellers each agreed to indemnify the other for breaches of representations, warranties, covenants and other obligations under the Agreement, in addition to certain other matters.


ITEM 7.01         REGULATION FD DISCLOSURE.

On May 23, 2005, Maverick announced that it entered into the Agreement described in Item 1.01 hereof. The text of the press release is attached hereto as Exhibit
99.1 and is incorporated herein by reference.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

See the Index to Exhibits attached hereto.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     MAVERICK TUBE CORPORATION


Date:  May 24, 2005                  By:      /s/ Joyce M. Schuldt
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                                         Joyce M. Schuldt
                                         Senior Vice President-Finance,
                                         Chief Financial Officer and Secretary



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                                INDEX TO EXHIBITS

No.      Description
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99.1     Text of press release dated May 23, 2005